STOCK PURCHASE AGREEMENT

                                      among

                           LAHAINA ACQUISITIONS, INC.

                                       and

                               THE SHAREHOLDERS OF
                       UNITED CAPITAL MORTGAGE CORPORATION




                                 October 1, 2000



                  [Remainder of page intentionally left blank]

                                    ARTICLE I

                           PURCHASE AND SALE OF STOCK

Section 1.01.         Purchase and Sale......................................1
Section 1.02.         Purchase Price.........................................1
Section 1.03.         Security...............................................2
Section 1.04.         Restrictions on Transfer...............................2
Section 1.05.         Shareholder Demand Rights..............................2

                                   ARTICLE II

                                     CLOSING

Section 2.01.         The Closing............................................3
Section 2.02.         Conditions to Close....................................3

                                   ARTICLE III

            REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION

Section 3.01.         Representations and Warranties of the Shareholders.....6
Section 3.02.         Representations and Warranties of the Purchaser........7

                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY

Section 4.01.         Organization...........................................8
Section 4.02.         Authorization..........................................8
Section 4.03.         Capital Structure......................................8
Section 4.04.         Financial Statements...................................9
Section 4.05.         No Conflict or Violation...............................9
Section 4.06.         Litigation.............................................9
Section 4.07.         Properties and Leases..................................9
Section 4.08.         Taxes..................................................10
Section 4.09.         Absence of Certain Changes.............................10
Section 4.10.         Commitments and Contracts..............................10
Section 4.11.         Insurance..............................................10
Section 4.12.         Licenses, Authorizations and Approvals.................10
Section 4.13.         Labor..................................................11
Section 4.14.         Defaults...............................................11
Section 4.15.         Environmental Liability................................11
Section 4.16.         Compliance With Law ...................................12
Section 4.17.         No Other Agreements To Sell the Company................12
Section 4.18.         No Agreements With Management..........................12
Section 4.19.         Undisclosed Liabilities................................12
Section 4.20.         Employee Benefit Plans.................................12
Section 4.21.         Disclosure.............................................14
Section 4.22.         Name, Trade Name and Service Marks.....................14
Section 4.23.         Employment Contracts...................................15
Section 4.24.         Loan Matters...........................................15
Section 4.25.         Interested Transactions................................16
Section 4.26.         Statements True and Correct............................16

                                    ARTICLE V

             REPRESENTATIONS AND WARRANTIES CONCERNING THE PURCHASER

Section 5.01.         Organization...........................................16
Section 5.02.         Authorization..........................................16
Section 5.03.         Capital Structure......................................17
Section 5.04.         Reports and Financial Statements.......................17
Section 5.05.         No Conflict or Violation...............................17
Section 5.06.         Litigation.............................................17
Section 5.07.         Properties and Leases..................................18
Section 5.08.         Taxes..................................................18
Section 5.09.         Absence of Certain Changes.............................18
Section 5.10.         Commitments and Contracts..............................18
Section 5.11.         Insurance..............................................18
Section 5.12.         Licenses, Authorizations and Approvals.................18
Section 5.13.         Labor..................................................19
Section 5.14.         Defaults...............................................19
Section 5.15.         Environmental Liability................................19
Section 5.16.         Compliance With Law....................................20
Section 5.17.         Employment Contracts...................................20
Section 5.18.         Undisclosed Liabilities................................20
Section 5.19.         Employee Benefit Plans.................................20
Section 5.20.         Disclosure.............................................22
Section 5.21.         Name, Trade Name and Service Marks.....................22

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

Section 6.01.         Publicity..............................................23
Section 6.02.         Conduct of the Company's Business......................23
Section 6.03.         Termination............................................24
Section 6.04.         Investigations and Confidentiality.....................25
Section 6.05.         No Other Proposals.....................................25
Section 6.06.         Consents and Approvals.................................26

                                   ARTICLE VII

                                 INDEMNIFICATION

Section 7.01.         Indemnification by Shareholders........................26
Section 7.02.         Indemnification by Purchaser...........................26
Section 7.03.         Indemnification Procedures.............................27
Section 7.04.         Indemnification Limitation.............................27
Section 7.05.         Right of Setoff........................................27

                                  ARTICLE VIII

                                  MISCELLANEOUS

Section 8.01.         Assignment; Binding Effect.............................27
Section 8.02.         Governing Law..........................................28
Section 8.03.         Arbitration............................................28
Section 8.04.         Notices................................................28
Section 8.05.         Survival of Representations and Warranties.............29
Section 8.06.         Headings...............................................29
Section 8.07.         Fees and Expenses......................................29
Section 8.08.         Entire Agreement.......................................29
Section 8.09.         Waiver and Amendment...................................30
Section 8.10.         Counterparts; Facsimile Signatures.....................30
Section 8.11.         Third-party Beneficiaries and Acts of Agent............30
Section 8.12.         Severability...........................................30
Section 8.13.         Construction...........................................30

LIST OF EXHIBITS:

EXHIBIT A          SHAREHOLDERS' OBLIGATIONS TO COMPANY
EXHIBIT B          LIST OF DISTRIBUTED PROPERTY
EXHIBIT C          SHORT-TERM NOTE
EXHIBIT D          NOTE
EXHIBIT E          ALLOCATION OF PURCHASE PRICE AMONG SHAREHOLDERS
EXHIBIT F          STOCK PLEDGE AGREEMENT
EXHIBIT G          LIST OF COMPANY SUBSIDIARIES
EXHIBIT H          CONSULTING AND NONCOMPETITION AGREEMENT OF WILLIAM D. MCCORD
EXHIBIT I          EMPLOYMENT AGREEMENT (CINDY EMERINE AND AMY BIRD)
EXHIBIT J          OPINION OF COUNSEL TO THE COMPANY
EXHIBIT K          INDEMNITY AGREEMENT IN FAVOR OF WILLIAM D. MCCORD
EXHIBIT L          OPINION OF COUNSEL TO THE PURCHASER
EXHIBIT M          GUARANTY AGREEMENT OF L. SCOTT DEMERAU
EXHIBIT N          FINANCIAL STATEMENTS
EXHIBIT O          INTERIM FINANCIAL STATEMENTS
EXHIBIT P          TAX RETURNS


SCHEDULE INDEX WITH RESPECT TO THE COMPANY:

SCHEDULE 4.03      CAPITAL STRUCTURE
SCHEDULE 4.04      FINANCIAL STATEMENTS
SCHEDULE 4.05      NO CONFLICT OR VIOLATION
SCHEDULE 4.06      LITIGATION
SCHEDULE 4.07      PROPERTIES AND LEASES
SCHEDULE 4.08      TAXES
SCHEDULE 4.09      ABSENCE OF CERTAIN CHANGES
SCHEDULE 4.10      COMMITMENTS AND CONTRACTS
SCHEDULE 4.11      INSURANCE
SCHEDULE 4.12      LICENSES, AUTHORIZATIONS AND APPROVALS
SCHEDULE 4.13      LABOR
SCHEDULE 4.14      DEFAULTS
SCHEDULE 4.15      ENVIRONMENTAL LIABILITY
SCHEDULE 4.16      COMPLIANCE WITH LAWS
SCHEDULE 4.18      AGREEMENTS WITH MANAGEMENT
SCHEDULE 4.19      UNDISCLOSED LIABILITIES
SCHEDULE 4.20      EMPLOYEE BENEFIT PLANS
SCHEDULE 4.23      EMPLOYMENT CONTRACTS
SCHEDULE 4.24      INTERESTED TRANSACTIONS


SCHEDULE INDEX WITH RESPECT TO THE PURCHASER:

SCHEDULE 5.03      CAPITAL STRUCTURE
SCHEDULE 5.04      NO CONFLICT OR VIOLATION
SCHEDULE 5.06      LITIGATION
SCHEDULE 5.07      PROPERTIES AND LEASES
SCHEDULE 5.08      TAXES
SCHEDULE 5.09      ABSENCE OF CERTAIN CHANGES
SCHEDULE 5.10      COMMITMENTS AND CONTRACTS
SCHEDULE 5.13      LABOR
SCHEDULE 5.14      DEFAULTS
SCHEDULE 5.15      ENVIRONMENTAL LIABILITY
SCHEDULE 5.16      COMPLIANCE WITH LAWS
SCHEDULE 5.17      EMPLOYMENT CONTRACTS
SCHEDULE 5.18      UNDISCLOSED LIABILITIES
SCHEDULE 5.19      EMPLOYEE BENEFIT PLANS
SCHEDULE 5.22      EMPLOYMENT CONTRACTS

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into effective as of the 1st day of October, 2000, by and among LAHAINA ACQUISITIONS, INC., a Colorado corporation ("Purchaser"), UNITED CAPITAL MORTGAGE CORPORATION, an Arkansas corporation (the "Company"), and the shareholders of the Company whose names are set forth on the signature page of this Agreement ("Shareholders").

                              W I T N E S S E T H :

     WHEREAS, the Shareholders own all of the issued and outstanding shares of capital stock of the Company (the "Stock"); and

     WHEREAS, the Shareholders desire to sell their Stock to the Purchaser, and the Purchaser desires to purchase the Stock from the Shareholders, in the manner, on the terms and subject to the conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties agree as follows:

                                   ARTICLE I

                           PURCHASE AND SALE OF STOCK

     Section 1.01. Purchase and Sale. Subject to the terms and conditions of this Agreement, Purchaser hereby agrees to purchase the Stock from Shareholders, and the Shareholders hereby agree to sell the Stock to the Purchaser, for the Purchase Price (as defined below). The Purchaser shall pay the Purchase Price in the manner set forth in this Article I.

     Section 1.02. Purchase Price. As used in this Agreement, "Purchase Price" means Two Million, Nine Hundred Forty-Seven Thousand, Six Hundred Seventy-Five and 40/100 Dollars ($2,947,675.40). The Purchaser shall pay the Purchase Price as follows:

     (a) The Purchaser shall pay Seven Hundred Fifty Thousand Dollars ($750,000) of the Purchase Price (the "Cash Payment") to the Shareholders in cash at the Closing (as defined below). Notwithstanding the immediately preceding sentence, the Cash Payment will be reduced by (i) the amount, as of the Closing Date (as defined below), of the obligations of the Shareholders to the Company set forth in attached Exhibit A, and (ii) the net value of any assets distributed to the Shareholders by the Company at the Closing, or within the thirty-day period immediately prior to the Closing Date, including without limitation the property listed in attached Exhibit B.

     (b) The Purchaser shall pay Two Hundred Fifty Thousand Dollars ($250,000) of the Purchase Price by delivery to the Shareholders of a negotiable promissory note (the "Short-Term Note") payable to the Shareholders in the principal amount of Two Hundred Fifty Thousand Dollars ($250,000). The Short-Term Note will bear interest at the rate of seven percent (7%) per annum, and all principal and interest on the Short-Term Note will be payable in full on the ninety-day anniversary of the Closing Date. The Short Term Note will (i) contain customary provisions for promissory notes in transactions similar to the transaction contemplated by this Agreement (the "Transaction"), (ii) be subject to the reasonable negotiation of the parties, and (iii) following its negotiation, be attached to this Agreement as Exhibit C.

     (c) The Purchaser shall pay Eight Hundred Ninety-Seven Thousand, Six Hundred Seventy-Five and 40/100 Dollars ($897,675.40) of the Purchase Price by delivery to the Shareholders of a negotiable promissory note (the "Note")
payable  to  the   Shareholders  in  the  principal   amount  of  Eight  Hundred
Ninety-Seven Thousand, Six Hundred Seventy-Five and 40/100 Dollars ($897,675.40). The Note will bear interest at the rate of seven percent (7%) per annum and will be payable in twelve (12) consecutive equal monthly installments beginning on the thirty-day anniversary of the Closing Date. The Note will (i) contain customary provisions for promissory notes in transactions similar to the Transaction, (ii) be subject to the reasonable negotiation of the parties, and
(iii) following its negotiation, be attached to this Agreement as Exhibit D.

     (d) The Purchaser shall pay the balance of the Purchase Price by transferring to the Shareholders shares of stock in the Purchaser with a value, based on the average closing price for publicly-traded shares of Purchaser for the five-day period immediately preceding the Closing Date, of One Million Fifty Thousand Dollars ($1,050,000) (the "Purchaser Shares").

     The Purchase Price will be specifically allocated and paid in the manner determined at the sole discretion of the Shareholders as set forth in attached Exhibit E.

     Section 1.03. Security. Following the Closing, the Purchaser shall pledge the Stock to the Shareholders in order to secure Purchaser's payment of the Short-Term Note and the Note. The Purchaser shall pledge the Stock to the Shareholders pursuant to the terms of a Stock Pledge Agreement which will (i) contain customary provisions for similar agreements in transactions similar to the Transaction, (ii) be subject to the reasonable negotiation of the parties, and (iii) following its negotiation, be attached to this Agreement as Exhibit F.

     Section 1.04. Restrictions on Transfer. Each Shareholder acknowledges that the Shareholder has been advised that, because the distribution to the Shareholder of the Purchaser Shares has not been registered under the Securities Act of 1933, as emended (the "Act"), the Shareholder may not sell, transfer or otherwise dispose of the Purchaser Shares in the absence of (a) conformity with the requirements of Rule 144 promulgated under the Act ("Rule 144"), (b) an effective registration statement under the Act and applicable state laws, or
(c) exemption from registration from the Act and applicable state laws.

     Section 1.05. Shareholder Demand Rights. If, on the one-year anniversary of the Closing Date (the "Anniversary Date"), the value of the Purchaser Shares (based on the average closing price for publicly-traded shares of Purchaser for the five-day period immediately preceding the Anniversary Date) is less than One Million Fifty Thousand Dollars ($1,050,000), the Shareholders will have the right, for a period of sixty (60) days, to demand that Purchaser either issue to the Shareholders, or arrange for the transfer to Shareholders of, enough shares of Section 1.01. stock in the Purchaser to increase the value (based on the average closing price for publicly-traded shares of Purchaser for the five-day period immediately preceding the Anniversary Date) of all shares of stock in Purchaser owned by the Shareholders (including the Purchaser Shares) to One Million Fifty Thousand Dollars ($1,050,000). For all shares issued or transferred to the Shareholders pursuant to this Section, Purchaser will, at Purchaser's option, either (i) take all reasonable steps to ensure that the shares satisfy the holding period requirements of Rule 144, or (ii) file an S-3 registration statement with respect to the shares. If the Purchaser fails to ensure that the shares satisfy the holding period requirements of Rule 144, the Purchaser shall file an S-3 registration statement with respect to the shares within thirty (30) days after receiving from the Shareholders written demand to file the S-3 registration statement. Any demand of the Shareholders pursuant to this Section must be made in writing.

     Section 1.06. Purchaser Shares. Notwithstanding any other provision of this Agreement which may be construed to the contrary, the Shareholders acknowledge that the Purchaser Shares are being offered without registration under the Act, the Georgia Securities Act of 1973, as amended the, or any other applicable securities laws, and are offered in reliance upon the exemption from registration provided by Section 4(2) and Paragraph 13 of Code Section 10-5-9 of the Georgia Securities Act of 1973. The Purchase Shares have not been recommended or approved by any federal or state securities commission or regulatory authority, and any representation to the contrary is a criminal offense. The Purchaser Shares are speculative, and an investment in the Purchaser Shares involves a high degree of risk. The Purchaser Shares shall, for a period of one year from the Closing Date, contain a legend similar to the following:

             THESE   SECURITIES   HAVE   BEEN   ISSUED  OR SOLD IN
             RELIANCE ON SECTION 4(2) AND/OR 3(B) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), ON REGULATION D AND RULE 506 PROMULGATED THEREUNDER, AND ON PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973 ( THE "GEORGIA ACT" ). THE
             SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE ACT AND THE GEORGIA ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT AND THE GEORGIA ACT.

                                   ARTICLE II

                                     CLOSING

     Section 2.01. The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at a specific time and location determined by the mutual agreement of the parties on a date (the "Closing Date") which is not later than November 30, 2000. All transactions that occur at the Closing shall be deemed to occur simultaneously, and no transaction at the Closing shall be effective or any document, agreement, or instrument be considered to be delivered, until all of the transactions have been completed in full, and all of such items have been executed and delivered.

Section 2.02.     Conditions to Close.

     (a) The obligation of the Purchaser to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

       (i) the representations and warranties of the Shareholders and the Company set forth in this Agreement must be true and correct in all material respects at and as of the Closing Date;

       (ii)   the  Company  and  each  Shareholder   must  have  performed  and
   complied with all of their covenants hereunder in all material respects through the Closing;

       (iii) no action, suit or proceeding may be pending before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement,
   (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the Purchaser's right to own the Stock and to control the Company, or (D) affect aterially and adversely the right of the Company to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

       (iv) the Board of Directors of the Purchaser must have approved the transaction contemplated by this Agreement;

       (v) the Shareholders must have delivered to the Purchaser certified copies of the resolutions of the Company's board of directors authorizing the Company's execution and delivery of this Agreement and consummation of the transactions contemplated by this Agreement;

       (vi) the Shareholders must have delivered to the Purchaser certificates representing their Stock, properly endorsed for transfer or with properly executed stock powers attached;

       (vii) the Company must have delivered to the Purchaser a certificate of good standing for the Company issued by the Secretary of State of Arkansas as of a date reasonably close to the Closing Date;

       (viii) the Purchaser must have received written confirmation of all consents, approvals, authorizations and orders of and all registrations, declarations and filings with third parties, including creditors, contract parties or public or governmental authorities, necessary for the authorization, execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement;

       (ix) William D. McCord must have delivered to the Purchaser a duly executed Consulting and Noncompetition Agreement, dated as of the Closing Date, which will (i) contain customary provisions for similar agreements in transactions similar to the Transaction, (ii) be subject to the reasonable negotiation of the parties, and (iii)following its negotiation, be attached to this Agreement as Exhibit H;

       (x) Cindy Emerine and Amy Bird must have delivered to the Purchaser a duly executed Employment Agreement, dated as of the Closing Date, which will (i) contain customary provisions for similar agreements in transactions similar to the Transaction, (ii) be subject to the reasonable negotiation of the parties, and (iii) following its negotiation, be attached to this Agreement as Exhibit I;

       (xi) the Company must have delivered to the Purchaser an opinion of counsel to the Company, addressed to the Purchaser and dated as of the Closing Date, which will (i) contain customary provisions for similar documents in transactions similar to the Transaction, (ii) be subject to the reasonable negotiation of the parties and approval of their attorneys, and
   (iii) following  its negotiation, be attached to this Agreement as Exhibit J;

       (xii) the Purchaser's Due Diligence (as hereinafter defined) must have been completed to the satisfaction of the Purchaser, in its sole discretion; and

       (xiii) the Shareholders must have delivered to the Purchaser all other documents reasonably requested by the Purchaser and contemplated by this Agreement or required to be delivered by the Company or the Shareholders to the Purchaser pursuant to this Agreement and not previously delivered;

     (b) The obligation of the Shareholders to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

       (i) the representations and warranties of the Purchaser set forth in this Agreement must be true and correct in all material respects at and as of the Closing Date;

       (ii) the Purchaser must have performed and complied with all of its covenants hereunder in all material respects through the Closing;

       (iii) no action, suit, or proceeding may be pending before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, or
   (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling or charge shall be in effect);

       (iv) the Purchaser must have delivered to the Shareholders a certified copy of a resolution of the board of directors of the Purchaser authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement;

       (v)   the   Purchaser  must   have  delivered  to  each  Shareholder  the
   Shareholder's   respective  share  of  the  Purchase  Price  as  provided  in
   Article I;

       (vi) The Purchaser must have delivered to William D. McCord a duly executed Indemnity Agreement, dated as of the Closing Date, which will
   (i) contain customary provisions for similar agreements in transactions similar to the Transaction, (ii) be subject to the reasonable negotiation of the parties, and (iii) following its negotiation, be attached to this Agreement as Exhibit K;

       (vii) the Purchaser must have delivered to the Shareholders an opinion of counsel of the Purchaser, addressed to the Shareholders and dated as of the Closing Date, which will (i) contain customary provisions for similar documents in transactions similar to the Transaction, (ii) be subject to the reasonable negotiation of the parties and approval of their attorneys, and
   (iii) following  its negotiation, be attached to this Agreement as Exhibit L;

       (viii) The Purchaser must have delivered to the Shareholders a duly executed Guaranty Agreement, dated as of the Closing Date pursuant to which
   L. Scott Demerau personally guarantees performance of the Company's obligations under the Note and the Short-Term Note. The Guaranty Agreement will (i) contain customary provisions for similar agreements in transactions similar to the Transaction, (ii) be subject to the reasonable negotiation of the parties, and (iii) following its negotiation, be attached to this Agreement as Exhibit M; and

       (ix) the Purchaser must have delivered to the Shareholders all other documents reasonably requested by the Shareholders and contemplated by this Agreement or required to be delivered by the Purchaser to the Shareholders pursuant to this Agreement and not previously delivered.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                               OF THE SHAREHOLDERS

     Except as otherwise set forth in the disclosure schedules, if any, attached to this Agreement (which schedules correspond to the section numbers below), each Shareholder severally represents and warrants to the Purchaser, as of the date of this Agreement, as follows:

     Section 3.01. Authorization of Transaction. The Shareholder has full power and authority to execute and deliver this Agreement and any Related Agreements (as defined below) to which the Shareholder is a party and to perform his or her obligations under this Agreement and any such Related Agreements. This Agreement and each Related Agreement to which the Shareholder is a party constitute valid and legally binding obligations of the Shareholder, enforceable in accordance with their respective terms and conditions. The Shareholder need not give any notice to, make any filing with or obtain any authorization, consent or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement or any Related Agreement to which the Shareholder is a party. For purposes of this Agreement, "Related Agreements" means the Consulting and Noncompetition Agreements and the Employment Agreements required pursuant to Article II above.

     Section 3.02. Noncontravention. The execution and the delivery of, and the consummation of the transactions contemplated by, this Agreement and any Related Agreement to which the Shareholder is a party will not (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which this Shareholder is subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Shareholder is a party or by which he or she is bound or to which any of his or her assets are subject.

     Section 3.03. Brokers' Fees. The Shareholder has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Purchaser could become liable or obligated. Notwithstanding any other provision of this Agreement which may be construed to the contrary (including without limitation
Section 7.04), the Shareholders will indemnify the Purchaser and hold the Purchaser harmless from and against any and all liability, loss, damage or expense (including without limitation reasonable attorney fees and court costs) incurred by the Purchase as a result of any violation by the Shareholder of this Section.

     Section 3.04. Stock. The Shareholder is the holder of record and beneficially owns the number of shares of the Stock set forth next to his or her name on the signature page of this Agreement and at Closing will have good, valid and marketable title to the Stock and such Stock will be free and clear of any liens, encumbrances or security interests, restrictions on transfer, shareholder agreements, voting trusts or other defects in title, and will not been pledged or assigned to any person. The Purchaser will receive good, valid and marketable title to the Stock, free and clear of all liens and encumbrances.

     Section 3.05. The Shareholder (a) is acquiring the Purchaser Shares for the Shareholder's own account, for investment and not for resale, distribution or on behalf of an undisclosed principal; (b) is aware that the transfer of the Purchaser Shares is restricted by federal and state securities laws and that a market does not exist for the Purchaser Shares, except as may be permitted under Rule 144; (c) has such knowledge and experience in financial and business matters that the Shareholder is capable of evaluating the merits and risks of an investment in the Purchaser Shares; (d) is financially capable of bearing the possible loss of the Shareholder's entire investment herein, can afford to bear the economic risks of the investment for an indefinite period, and does not have a need for a high degree of liquidity in this investment; (e) recognizes that the purchase of the Purchaser Shares involves certain risks.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                             CONCERNING THE COMPANY

     Except as otherwise set forth in the disclosure schedules, if any, attached to this Agreement (which schedules correspond to the section numbers below), the Company represents and warrants to the Purchaser that each of the following statements is true and correct in all material respects, and the Shareholders jointly and severally represent to the Purchaser that, to the best of their actual knowledge (the "Knowledge of the Shareholders"), each of the following statements is true and correct:

     Section 4.01. Organization. The Company is duly incorporated, validly existing and in good standing under the laws of the state in which it was organized, and is qualified or otherwise authorized to act as a foreign corporation and is in good standing under the laws of every other state in which such qualification or authorization is necessary under applicable law and where the failure to be so qualified or otherwise authorized would cause or result in a change in the assets, business, property, results of operations or prospects of the Company that is materially adverse to the financial condition or future prospects of the Company (a "Material Adverse Effect"). The Company has all requisite corporate power and authority necessary to own and operate its respective properties and to carry on its respective businesses as now conducted.

     Section 4.02. Authorization. The Company's execution, delivery and performance of this Agreement and any Related Agreements to which the Company is a party have been duly authorized by all necessary corporate action. This Agreement and the Related Agreements have been duly executed and delivered by the Company and, assuming the due execution of this Agreement and each Related Agreement by the other parties hereto, are valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except to the extent that enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and general principles of equity (whether considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought.

     Section 4.03. Capital Structure. The capital structure of the Company and each Company Subsidiary is as set forth in attached Schedule 4.03. Except as set forth in attached Schedule 4.03, with respect to the Company, (a) all of the outstanding shares of stock or other ownership interests are fully paid and nonassessable, have been legally and validly authorized and issued and have been offered and sold in compliance with applicable state and federal securities laws, (b) there are no outstanding options, warrants or other rights to acquire, or securities convertible to, stock or other ownership interests, (c) the Company has no obligation, contingent or otherwise, to reacquire any shares of the stock or other ownership interests, (d) the Company has no outstanding stock appreciation, phantom stock or similar rights, and (e) the Company does not control directly or indirectly or have any direct or indirect equity participation in any other corporation, partnership, trust or other business association.

     Section 4.04. Financial Statements. The financial statements of the Company for the years ended June 30, 1998, 1999 and 2000 (the "Financial Statements") and the financial statements of the Company for the period ended September 30, 2000 (the "Interim Financial Statements") have been provided to the Purchaser and are attached as Exhibit N and Exhibit O to this Agreement, respectively. Except as otherwise set forth therein (including the footnotes, supplemental
schedules   and  the   statement  of   accounting   policies)  and  in  attached
Schedule 4.04, the Financial Statements and the Interim Financial Statements and all updates thereto delivered pursuant to Section 5.05(a), are and will be based on the books and records of the Company and fairly present, in all material respects, the financial position and the results of operations and cash flows of the Company, as of the date, or for the period, indicated therein, in accordance with generally accepted accounting principles.

     Section  4.05.  No Conflict or  Violation.  Except as set forth in attached
Schedule 4.05, neither the Company's execution and delivery of, nor its consummation of the transactions contemplated by, this Agreement and the Related Agreements to which the Company is a party, will (a) conflict with or result in any breach under any term or provision of any contract to which the Company is a party or is subject or by which any assets of the Company are bound, which breach or default would have a Material Adverse Effect, (b) result in any violation of the provisions of the articles of incorporation, bylaws or similar documentation of the Company, or (c) result in any violation by the Company of any statute, order, rule, regulation, ordinance, code, judgment, writ, injunction, decree or award, which conflict or violation would have a Material Adverse Effect.

     Section 4.06. Litigation. Except as set forth in attached Schedule 4.06, there is no Action (as defined below) pending or, to the Knowledge of the Shareholders, threatened against the Company, except for Actions which, if adversely determined, would not have a Material Adverse Effect. Except as set forth in attached Schedule 4.06, the Company is not in default with respect to any judgment, order, writ or decree of any court or governmental agency, and there are no unsatisfied judgments against the Company which would have a Material Adverse Effect. For purposes of this Agreement, "Action" means any action order, writ, judgment, decree, suit, litigation or proceeding.

     Section 4.07. Properties and Leases. Except as may be reflected in the Financial Statements, the Interim Financial Statements, or Schedule 4.07, and except for any lien for current taxes not yet delinquent, the Company has good and marketable title free and clear of any material liens, claims, charges, options, encumbrances or similar restrictions to all the real and personal property reflected in the Financial Statements and the Interim Financial Statements and all real and personal property acquired since such date, except such real and personal property as has been disposed of in the ordinary course of business. Except as set forth in attached Schedule 4.07, all leases of real property and all other leases material to the Company pursuant to which the Company, as lessee, leases real or personal property are valid and effective in accordance with their respective terms, and there is not, under any such lease, any material existing default by the Company or any event which, with notice or lapse of time or both, would constitute such a material default. Except as set forth in attached Schedule 4.07, the Shareholders have provided to the Purchaser copies of all real property leases and material leases of personal property of the Company.

     Section 4.08. Taxes. Except as set forth in attached Schedule 4.08, the Company has accurately and timely filed all federal, state, county, local and foreign tax returns, including information returns, required to be filed by it, and has timely paid all taxes owed by it, and no taxes shown on such returns to be owed by it or assessments received by it are delinquent. Except as set forth in attached Schedule 4.08, the Company is not a party to any pending action or proceeding, nor to the Knowledge of the Shareholder or the knowledge of the Company is any such action or proceeding threatened, by any governmental authority for the assessment or collection of taxes, interest or penalties. Except as set forth in attached Schedule 4.08, the Company has not executed or filed with any taxing authority any agreement extending the period for assessment or collection of any taxes. Except as set forth in attached
Schedule 4.08, the Company has paid all taxes owed or which it is required to withhold from amounts owing to its employees, creditors or other third parties. Except as set forth in attached Schedule 4.08, any tax liabilities, as determined in accordance with generally accepted accounting principles, are appropriately reflected in the Financial Statements and the Interim Financial Statements. All tax returns of the Company for fiscal years ended June 30, 1998, 1999 and 2000 have been provided to the Purchaser and are attached as Exhibit P to this Agreement (the "Tax Returns").

     Section 4.09.  Absence of Certain Changes.  Except as set forth in attached
Schedule 4.09, since the date of the Interim Financial Statements, nothing has occurred with respect to the operations of the Company which would have a Material Adverse Effect.

     Section 4.10.  Commitments  and Contracts.  Except as set forth in attached
Schedule 4.10, the Company is not a party or subject to any material contract (whether written or oral, express or implied) containing covenants which materially limit the ability of the Company to compete in any line of business or with any person or which involve any material restriction of the geographical area in which, or method by which, the Company may carry on its business (other than as may be required by law or applicable regulatory authorities).

     Section 4.11. Insurance. The Company is presently insured, and since the commencement of its business has been insured or self-insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured against, and has maintained all insurance required by applicable law and regulation or by contract. A list of all insurance policies of the Company is attached as Schedule 4.11 to this Agreement.

     Section 4.12. Licenses, Authorizations and Approvals. The Company has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, federal, state or local governmental or regulatory bodies that are required in order to permit it to own or lease its properties or assets and to carry on its business as presently conducted and that are material to the business of the Company; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the Knowledge of the Shareholders, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current. A list of such permits, licenses and authorizations is attached as Schedule 4.12 to this Agreement. The conduct by the Company of its business and the condition and use of its properties does not violate or infringe, in any respect material to any such business, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license or regulation. The Company is not in material default under any order, license, regulation or demand of any federal, state, municipal or other governmental agency or with respect to any order, writ, injunction or decree of any court. Except for statutory or regulatory restrictions of general application, no federal, state, municipal or other governmental authority has placed any restrictions on the business or properties of the Company which reasonably could be expected to have a Material Adverse Effect.

     Section 4.13. Labor. Except as set forth in attached Schedule 4.13, no work stoppage involving the Company is pending or, to the Knowledge of the Shareholders, threatened and there is no pending or, to the Knowledge of the Shareholders, threatened labor dispute, arbitration, lawsuit or administrative proceeding which could have a Material Adverse Effect. No employee of any of the Company is represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to any such employee.

     Section 4.14. Defaults. Except as set forth in attached Schedule 4.14, the Company is not in default, nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute a default under any agreement, indenture, loan agreement or other instrument to which it is a party or by which it or any of its assets are bound or to which any of its assets are subject, the result of which has had or could reasonably be expected to have a Material Adverse Effect. Except as set forth in attached Schedule 4.14, to the Knowledge of the Shareholders, all parties with whom the Company has material leases, agreements or contracts or who owe to the Company material obligations are in compliance therewith in all material respects.

     Section  4.15.  Environmental  Liability.  Except as set forth in  attached
Schedule 4.15:

       (a) None of the assets of the Company (defined for purposes of this subsection (a) as the real property and tangible personal property owned or leased by the Company) contain any hazardous materials or hazardous substances, as such terms are defined or used in the Comprehensive Environmental Response, Compensation and Recovery Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, and all other federal, state and local laws, ordinances, rules, regulations, orders or determinations of any governmental authority now or hereafter pertaining to health or the environment, including, without limitation, petroleum products, friable asbestos and PCBs ("Hazardous Materials"), other than in such quantities which are incidental and customary for the maintenance and operation of such assets (e.g., cleaning fluids);

       (b) No notice or other communication has been made or issued by any governmental agency having jurisdiction over the assets of the Company, or any other person, with respect to any alleged violation of any federal, state or local laws, rules, regulations, ordinances and codes governing Hazardous Materials and which are applicable to the assets of the Company; and

       (c) Any and all Hazardous Materials which have been remediated from any assets of any of the Company prior to or during the Company's ownership of such assets have been handled in compliance with all applicable laws.

     Section  4.16.  Compliance  With  Law.  Except  as set  forth  in  attached
Schedule 4.16, the Company is operating in compliance with all applicable federal, state and local laws, statutes, ordinances and regulations.

     Section 4.17. No Other Agreements To Sell the Company. Neither the Company nor any of the Shareholders has any agreement with any other person or entity to sell the capital stock, assets (other than sales of assets in the ordinary course of business) or business of the Company or to effect any merger, consolidation or other reorganization of the Company.

     Section 4.18. No Agreements With Management. Except as set forth in attached Schedule 4.18, neither the Company nor any other person or entity has any contracts, agreements, arrangements or understandings, whether in writing, oral or tacit, with any officer, director, employee or agent of the Company, relating to this Agreement or the Purchaser's acquisition of control of the Company.

     Section 4.19. Undisclosed Liabilities. The Company has no material liabilities or obligations whatsoever, either accrued, absolute, contingent or otherwise, except those (a) set forth in the Financial Statements, the Interim Financial Statements, or attached Schedule 4.19, and which have not heretofore been paid or discharged, or (b) incurred in or as a result of the normal and ordinary course of business, all of which have been consistent with past practices and none of which is material or unrecorded.

     Section 4.20. Employee Benefit Plans.

       (a) Schedule 4.20 contains a true and complete list of each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including, but not limited to, pension, profit sharing, 401(k), severance, welfare, disability, deferred compensation and all other employee benefit plans, including, but not limited to, stock purchase, stock option, employment, change-in-control, fringe benefit, bonus, incentive agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), whether formal or informal, oral or written, legally binding or not, under which any employee or former employee of the Company has any present or future right to benefits or under which the Company has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Company Plans."

       (b)   The Shareholders, severally represent and warrant that:

            (i) each Company Plan has been established and administered in accordance with its terms, and each Company Plan and the all of the Company are in full compliance with the applicable provisions of ERISA, the Internal Revenue Code (the "Code"), and other federal and state applicable laws, rules and regulations;

            (ii) each "employee pension benefit plan" (within the meaning of ERISA Section 3 (2)) of the Company has received a favorable determination letter as to its qualification, and is qualified in form and operation. Each trust for each such Plan is exempt from federal income tax under Code Section 501(a). No event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any such Plan or trust;

            (iii) all filings required by ERISA and the Code as to each Company Plan have been timely filed, and all notices and disclosures to participants required by either ERISA or the Code have been timely provided;

            (iv) no event has occurred and no condition exists that could subject the Company to any tax, fine, lien, penalty or other liability imposed by ERISA (including any breach of fiduciary responsibility by any director, officer or employee) the Code or other applicable laws, rules and regulations;

            (v) for each Company Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form 5500 since the date thereof;

            (vi)   no  "reportable  event" (as  such  term is defined in  ERISA
       Section 4043), "prohibited transaction" (as such term is defined in ERISA
       Section 406 and Code Section 4975) or "accumulated funding deficiency" (as such term is defined in ERISA Section 302 and Code Section 412 (whether or not waived)) has occurred with respect to any Company Plan and no Company Plan is a Multiemployer Plan within the meaning of ERISA
       Section 4001(a)(3);

            (vii) all contributions and payments made or accrued with respect to all Company Plans and other benefit obligations are deductible under Code Section 162 or Section 404. No amount, or any asset of any Company Plan is subject to tax as unrelated business taxable income;

            (viii) no event has occurred or circumstance exists that could result in a material increase in premium costs of Company Plans and other benefit obligations that are insured, or a material increase in benefit costs of such plans and obligations that are self-insured;

            (ix) except to the extent required under ERISA Section 601 et seq. and Code Section 4980B, the Company does not provide health or welfare benefits for any retired or former employee and is not obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service;

            (x) the Company has the right to modify and terminate benefits to retirees (other than pensions) with respect to both retired and active employees;

            (xi) the Shareholders and the Company have complied with the provisions of ERISA Section 601 et seq. and Code Section 4980B;

            (xii) the Closing will not result in the payment, vesting, or acceleration of any benefit;

            (xiii) no Company Plan provides retiree welfare benefits and the Company has no obligations to provide any retiree welfare benefits;

            (xiv)   except as disclosed in Schedule 4.20, no current employee of the Company received aggregate remuneration (bonus, salary and commission) in excess of $200,000 for the calendar year ending on June
       30, 2000, or would reasonably be expected to receive aggregate remuneration in excess of $200,000 for the calendar year ending on June 30, 2001.

       (c) With respect to any Company Plan, (i) no actions, suits or claims are pending or, to the Knowledge of the Shareholders, threatened; (ii) to the Knowledge of the Shareholders, no facts or circumstances exist that reasonably could give rise to any such actions, suits or claims; and
       (iii) no written or oral communication has been received from the PBGC in respect of any Company Plan subject to Title IV of ERISA concerning the funded status of any such plan or any transfer of assets and liabilities from any such plan in connection with the transactions contemplated herein.

       (d) Full payment has been made of all amounts which are due to any of the Company Plans. Furthermore, the Company has made adequate provision for reserves to meet contributions that have not been made because they are not yet due under the terms of any of the Company Plans.

     Section 4.21. Disclosure. No representations, warranties, assurances or statements by the Shareholders or the Company in this Agreement or in any related documentation (including the Related Agreements, the Financial Statements, the Interim Financial Statements, any certificates or other writings furnished or to be furnished by the Shareholders or the Company, or caused to be furnished by the Shareholders or the Company, to the Purchaser) contains any untrue statement of material fact, or omits or will omit to state any fact necessary, in light of the circumstances under which such statement was made, in order to make the statements not misleading.

     Section 4.22. Name, Trade Name and Service Marks. The Company shall have the right as of the Closing Date to use, free and clear of any royalty or other payment obligations, claims of infringement or alleged infringement or other liens, the Company's corporate name, trade names, including but not limited to "United Capital Mortgage Corporation" and service marks together with any stylized logos incorporating those names or marks (collectively, the "Marks") and the Company is not in conflict with or violation or infringement of, nor is there any such conflict with or violation or infringement of, any asserted rights of any other person with respect to any of the Marks in any material respect.

     Section  4.23.  Employment  Contracts.  Except  as set  forth  in  attached
Schedule 4.23, the Company is not a party to any employment contract or arrangement, whether in writing or not, whether legally binding or not, with any past or present employee of the Company. All employees of the Company are employees at will and no promises, assurances, agreements, statements or actions limit the Company's ability to dismiss, impose penalties or modify the terms of employment of any employee.

     Section  4.24.  Interested  Transactions.  Except as set forth in  attached
Schedule 4.24, the Company is not a party to any contract, loan or other transaction with any Shareholder. No Shareholder is an employee, consultant, partner, principal, director or owner of, or has any other direct or indirect interest in or affiliation with, any person or business entity that is engaged in a business that competes with or is similar to the business of the Company.

     Section 4.25. Brokers' Fees. The Company has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Purchaser could become liable or obligated. Notwithstanding any other provision of this Agreement which may be construed to the contrary (including without limitation Section 7.04), the Shareholders shall indemnify the Purchaser and hold the Purchaser harmless from and against any and all liability, loss, damage or expense (including without limitation reasonable attorney fees and court costs) incurred by the Purchaser as a result of any violation by the Purchaser of this Section.

     Section 4.26. Statements True and Correct. No representation or warranty made in this Agreement by the Company or the Shareholders, nor in any statement, certificate or instrument to be furnished to the Purchaser by the Company or the Shareholders pursuant to this Agreement, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading. There is no fact known to the Company or the Shareholders which materially and adversely affects the business, prospects, working capital or financial condition of the Company, or any properties or assets of the Company, which has not been set forth in this Agreement or in some statement, certificate or instrument associated with this Agreement.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                            CONCERNING THE PURCHASER

     Except as otherwise set forth in the disclosure schedules, if any, attached to this Agreement (which schedules correspond to the section numbers below), the Purchaser represents and warrants to the Shareholders that, to the Knowledge of Purchaser (as defined below), each of the following statements is true and correct:

     Section 5.01. Organization. The Purchaser is duly incorporated, validly existing and in good standing under the laws of the State of Colorado, and is qualified or otherwise authorized to act as a foreign corporation and is in good standing under the laws of every other state in which such qualification or authorization is necessary under applicable law and where the failure to be so qualified or otherwise authorized would have or result in a change in the assets, business, property, results of operations or prospects of the Purchaser that is materially adverse to the financial condition or future prospects of the Purchaser (a "Purchaser Material Adverse Effect"). The Purchaser has all requisite corporate power and authority necessary to own and operate its respective properties and to carry on its respective businesses as now conducted.

     Section 5.02. Authorization. The Purchaser's execution, delivery and performance of this Agreement and any Related Agreements to which the Purchaser is a party have been duly authorized by all necessary corporate action. This Agreement and the Related Agreements have been duly executed and delivered by the Purchaser and, assuming the due execution of this Agreement and each Related Agreement by the other parties hereto, are valid and binding obligations of the Purchaser, enforceable against it in accordance with their respective terms, except to the extent that enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and general principles of equity (whether considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought.

     Section 5.03. Capital Structure. Except as set forth in Schedule 5.03, the capital structure of the Purchaser is as set forth in the most recent Form 10-Q filed by the Purchaser with the Securities and Exchange Commission.

     Section 5.04. Reports and Financial Statements. The Purchaser has previously made available to the Shareholders (including through the SEC's EDGAR system) true and complete copies of: (a) the Purchaser's Annual Report on Form 10-K, and all amendments thereto, filed with the SEC for the year ended September 30, 1999; (b) the Purchaser's Quarterly Report on Form 10-Q filed with the SEC for the quarter ended June 30, 2000; and (c) all Current Reports on Form 8-K filed by the Purchaser with the SEC since September 30, 1999. As of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), such reports and information statements (individually a "SEC Report" and collectively, the "SEC Reports") (i) complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements included in the Purchaser's SEC Reports (including any related notes and schedules) complied as to form, as of their respective dates of filing with the SEC, in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto, and except that unaudited statements do not contain footnotes in substance or form required by GAAP, as is permitted by Form 10-Q of the Exchange Act) and fairly presented the financial position of the Purchaser and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods or as of the dates then ended (subject, where appropriate, to normal year-end adjustments).

     Section  5.05.  No Conflict or  Violation.  Except as set forth in attached
Schedule 5.05, neither the Purchaser's execution and delivery of, nor its consummation of the transactions contemplated by, this Agreement and the Related Agreements to which the Purchaser is a party, will (a) conflict with or result in any breach under any term or provision of any contract to which the Purchaser is a party or is subject or by which any assets of the Purchaser are bound, which breach or default would have a Purchaser Material Adverse Effect,
(b) result in any violation of the provisions of the articles of incorporation or bylaws of the Purchaser, or (c) result in any violation by the Purchaser of any statute, order, rule, regulation, ordinance, code, judgment, writ, injunction, decree or award, which conflict or violation would have a Purchaser Material Adverse Effect.

     Section 5.06. Litigation. Except as set forth in attached Schedule 5.06, there is no Action pending or, to the Knowledge of the Purchaser (as defined below), threatened against the Purchaser, except for Actions which, if adversely determined, would not have a Purchaser Material Adverse Effect. Except as set forth in attached Schedule 5.06, the Purchaser is not in default with respect to any judgment, order, writ or decree of any court or governmental agency, and there are no unsatisfied judgments against the Purchaser which would have a Purchaser Material Adverse Effect. For purposes of this Agreement, "Knowledge of the Purchaser" means the actual knowledge, after reasonable investigation, of any officer or director of the Purchaser.

     Section 5.07. Properties and Leases. Except as stated in the SEC Reports or in attached Schedule 5.07, and except for any lien for current taxes not yet delinquent, the Purchaser has good and marketable title free and clear of any material liens, claims, charges, options, encumbrances or similar restrictions to all the real and personal property reflected in the SEC Reports, except such real and personal property as has been disposed of in the ordinary course of business. Except as set forth in attached Schedule 5.07, all leases of real property and all other leases material to the Purchaser pursuant to which the Purchaser, as lessee, leases real or personal property are valid and effective in accordance with their respective terms, and there is not, under any such lease, any material existing default by the Purchaser or any event which, with notice or lapse of time or both, would constitute such a material default.

     Section 5.08. Taxes. The Purchaser has made available to the Shareholders for inspection copies of all federal, state, county, local and foreign tax returns filed by the Purchaser. Except as set forth in attached Schedule 5.08, the Purchaser is not a party to any pending action or proceeding, nor to the Knowledge of the Purchaser is any such action or proceeding threatened, by any governmental authority for the assessment or collection of taxes, interest or penalties. Except as set forth in attached Schedule 5.08, the Purchaser has not executed or filed with any taxing authority any agreement extending the period for assessment or collection of any taxes. Except as set forth in attached
Schedule 5.08, the Purchaser has paid all taxes owed or which it is required to withhold from amounts owing to its employees, creditors or other third parties. Except as set forth in attached Schedule 5.08, any tax liabilities, as determined in accordance with generally accepted accounting principles, are appropriately reflected in the SEC Reports.

     Section 5.09.  Absence of Certain Changes.  Except as set forth in attached
Schedule 5.09, since the date of the most recent SEC Report, nothing has occurred with respect to the operations of the Purchaser which would have a Purchaser Material Adverse Effect.

     Section 5.10.  Commitments  and Contracts.  Except as set forth in attached
Schedule 5.10, the Purchaser is not a party or subject to any material contract (whether written or oral, express or implied) containing covenants which materially limit the ability of the Purchaser to compete in any line of business or with any person or which involve any material restriction of the geographical area in which, or method by which, the Purchaser may carry on its business (other than as may be required by law or applicable regulatory authorities).

     Section 5.11. Insurance. The Purchaser is presently insured, and since the commencement of its business has been insured or self-insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured against, and has maintained all insurance required by applicable law and regulation or by contract.

     Section 5.12. Licenses, Authorizations and Approvals. The Purchaser has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, federal, state or local governmental or regulatory bodies that are required in order to permit it to own or lease its properties or assets and to carry on its business as presently conducted and that are material to the business of the Purchaser; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the Knowledge of the Purchaser, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current. The conduct by the Purchaser of its business and the condition and use of its properties does not violate or infringe, in any respect material to any such business, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license or regulation. The Purchaser is not in material default under any order, license, regulation or demand of any federal, state, municipal or other governmental agency or with respect to any order, writ, injunction or decree of any court. Except for statutory or regulatory restrictions of general application, no federal, state, municipal or other governmental authority has placed any restrictions on the business or properties of the Purchaser which reasonably could be expected to have a Purchaser Material Adverse Effect.

     Section 5.13. Labor. Except as set forth in attached Schedule 5.13, no work stoppage involving the Purchaser is pending or, to the Knowledge of the Purchaser, threatened and there is no pending or, to the Knowledge of the Purchaser, threatened labor dispute, arbitration, lawsuit or administrative proceeding which could have a Purchaser Material Adverse Effect. Employees of the Purchaser are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees.

     Section 5.14. Defaults.  Except as stated in the SEC Reports or in attached
Schedule 5.14, the Purchaser is not in default, nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute a default under any agreement, indenture, loan agreement or other instrument to which it is a party or by which it or any of its assets are bound or to which any of its assets are subject, the result of which has had or could reasonably be expected to have a Purchaser Material Adverse Effect. Except as set forth in attached Schedule 5.14, to the Knowledge of the Purchaser, all parties with whom the Purchaser has material leases, agreements or contracts or who owe to the Purchaser material obligations are in compliance therewith in all material respects.

     Section  5.15.  Environmental  Liability.  Except as set forth in  attached
Schedule 5.15:

             (a) None of the assets of the Purchaser (defined for purposes of this subsection (a) as the real property and tangible personal property owned or leased by the Purchaser) contain any hazardous materials or hazardous substances, as such terms are defined or used in the Comprehensive Environmental Response, Compensation and Recovery Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, and all other federal, state and local laws, ordinances, rules, regulations, orders or determinations of any governmental authority now or hereafter pertaining to health or the environment, including, without limitation, petroleum products, friable asbestos and PCBs ("Hazardous Materials"), other than in such quantities which are incidental and customary for the maintenance and operation of such assets (e.g., cleaning fluids);

             (b) No notice or other communication has been made or issued by any governmental agency having jurisdiction over the Purchaser's assets, or any other person, with respect to any alleged violation of any federal, state or local laws, rules, regulations, ordinances and codes governing Hazardous Materials and which are applicable to the Purchaser's assets; and

             (c) Any and all Hazardous Materials which have been remediated from any assets of the Purchaser prior to or during the Purchaser's ownership of such assets have been handled in compliance with all applicable laws.

     Section  5.16.  Compliance  With  Law.  Except  as set  forth  in  attached
Schedule 5.16, the Purchaser is operating in compliance with all applicable federal, state and local laws, statutes, ordinances and regulations.

     Section  5.17.  Employment  Contracts.  Except  as set  forth  in  attached
Schedule 5.17, the Purchaser is not a party to any employment contract or arrangement, whether in writing or not, whether legally binding or not, with any past or present employee, officer or director of the Purchaser. Except as set forth in attached Schedule 5.17, all employees of the Purchaser are employees at will and no promises, assurances, agreements, statements or actions limit the Purchaser's ability to dismiss, impose penalties or modify the terms of employment of any employee.

     Section 5.18. Undisclosed Liabilities. The Purchaser has no material liabilities or obligations whatsoever, either accrued, absolute, contingent or otherwise, except those (a) set forth in the SEC Reports, or attached
Schedule 5.18,  and  which  have not  heretofore  been  paid or  discharged,  or
(b) incurred in or as a result of the normal and ordinary course of business, all of which have been consistent with past practices and none of which is material or unrecorded.

     Section 5.19. Employee Benefit Plans.

             (a) Schedule 5.19 contains a true and complete list of each "employee benefit plan" (within the meaning of Section 3(3) of the ERISA), including, but not limited to, pension, profit sharing, 401(k), severance, welfare, disability, deferred compensation and all other employee benefit plans, including, but not limited to, stock purchase, stock option, employment, change-in-control, fringe benefit, bonus, incentive agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), whether formal or informal, oral or written, legally binding or not, under which any employee or former employee of the Purchaser has any present or future right to benefits or under which the Purchaser has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Purchaser Plans."

             (b)      The Purchaser represents and warrants that:

                     (i) each Purchaser Plan has been established and administered in accordance with its terms, and each such Plan and the Purchaser are in full compliance with the applicable provisions of ERISA, the Internal Revenue Code (the "Code"), and other federal and state applicable laws, rules and regulations;

                     (ii) each "employee pension benefit plan" (within the meaning of ERISA Section 3(2)) of the Purchaser has received a favorable determination letter as to its qualification, and is qualified in form and operation. Each trust for each such Plan is exempt from federal income tax under Code Section 501(a). No event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any such Plan or trust;

                     (iii) all filings required by ERISA and the Code as to each Purchaser Plan have been timely filed, and all notices and disclosures to participants required by either ERISA or the Code have been timely provided;

                     (iv) no event has occurred and no condition exists that could subject the Purchaser to any tax, fine, lien, penalty or other liability imposed by ERISA (including any breach of fiduciary responsibility by any director, officer or employee) the Code or other applicable laws, rules and regulations;

                     (v) for each Purchaser Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form 5500 since the date thereof;

                     (vi) no "reportable event" (as such term is defined in ERISA Section 4043), "prohibited transaction" (as such term is defined in ERISA Section 406 and Code Section 4975) or "accumulated funding deficiency" (as such term is defined in ERISA Section 302 and Code Section 412 (whether or not waived)) has occurred with respect to any Purchaser Plan and no Purchaser Plan is a Multiemployer Plan within the meaning of ERISA Section 4001(a)(3);

                     (vii) all contributions and payments made or accrued with respect to all Purchaser Plans and other benefit bligations are deductible under Code Section 162 or Section 404. No amount, or any asset of any Purchaser Plan is subject to tax as unrelated business taxable income;

                     (viii) no event has occurred or circumstance exists that could result in a material increase in premium costs of Purchaser Plans and other benefit obligations that are insured, or a material increase in benefit costs of such plans and obligations that are self-insured;

                     (ix) except to the extent required under ERISA Section 601 et seq. and Code Section 4980B, the Purchaser does not provide health or welfare benefits for any retired or former employee and is not obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service;

                     (x)      the   Purchaser  has   the  right  to  modify  and
             terminate benefits to retirees (other than pensions) with respect to both retired and active employees;

                     (xi)     the  Shareholders  and the Purchaser have complied
             with  the   provisions  of  ERISA  Section  601  et seq.  and  Code
             Section 4980B;

                     (xii) the Closing will not result in the payment, vesting, or acceleration of any benefit;

                     (xiii)   no   Purchaser  Plan  provides   retiree   welfare
             benefits and the Purchaser has no obligations to provide any retiree welfare benefits;

                     (xiv) except as disclosed in Schedule 5.19, no current employee of the Purchaser received aggregate remuneration (bonus, salary and commission) in excess of $200,000 for the calendar year ending on June 30, 2000, or would reasonably be expected to receive aggregate remuneration in excess of $200,000 for the calendar year ending on June 30, 2001.

             (c) With respect to any Purchaser Plan, (i) no actions, suits or claims are pending or, to the Knowledge of the Shareholders, threatened; (ii) to the Knowledge of the Purchaser, no facts or circumstances exist that reasonably could give rise to any such actions, suits or claims; and (iii) no written or oral communication has been received from the PBGC in respect of any Purchaser Plan subject to Title IV of ERISA concerning the funded status of any such plan or any transfer of assets and liabilities from any such plan in connection with the transactions contemplated herein.

             (d) Full payment has been made of all amounts which are due to any of the Purchaser Plans. Furthermore, the Purchaser has made adequate provision for reserves to meet contributions that have not been made because they are not yet due under the terms of any of the Purchaser Plans.

     Section 5.20. Disclosure. No representations, warranties, assurances or statements by the Purchaser in this Agreement or in any related documentation (including the Related Agreements, the SEC Reports, any certificates or other writings furnished or to be furnished by the Purchaser, or caused to be furnished by the Purchaser, to the Shareholders) contains any untrue statement of material fact, or omits or will omit to state any fact which, to the Knowledge of Purchaser, is necessary, in light of the circumstances under which such statement was made, in order to make the statements not misleading.

     Section 5.21. Name, Trade Name and Service Marks. The Purchaser shall have the right as of the Closing Date to use, free and clear of any royalty or other payment obligations, claims of infringement or alleged infringement or other liens, the Purchaser's corporate name, trade names, including but not limited to "Lahaina Acquisitions, Inc." and service marks together with any stylized logos incorporating those names or marks (collectively, the "Marks") and the Purchaser is not in conflict with or violation or infringement of, nor is there any such conflict with or violation or infringement of, any asserted rights of any other person with respect to any of the Marks in any material respect.

     Section 5.22. Brokers' Fees. The Purchaser has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which any Shareholder could become liable or obligated. Notwithstanding any other provision of this Agreement which may be construed to the contrary (including without limitation
Section 7.04), the Purchaser will indemnify the Shareholders and hold the Shareholders harmless from and against any and all liability, loss, damage or expense (including without limitation reasonable attorney fees and court costs) incurred by the Shareholders as a result of any violation by the Purchaser of this Section.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

     Section 6.01. Publicity. The Purchaser, the Company and the Shareholders agree to communicate with each other and cooperate with each other prior to any public disclosure of this transaction. The Company, the Purchaser and the Shareholders agree that (a) no public release or announcement concerning the terms of the transactions contemplated by this Agreement shall be issued by any party without the prior consent of the other parties, except as such release or announcement may be required by law or any agreement to which any party is subject, in which case the party required to make the release or announcement shall allow the other parties reasonable time to comment on such release or announcement in advance of such issuance, and (b) no other disclosure of the existence or terms of this Agreement shall be made by any party without the prior consent of the other parties.

     Section 6.02. Conduct of the Company's Business.

             (a) Each of the Shareholders and the Company agree that from the date of this Agreement until the Closing Date, the Company shall:

                     (i) continue to conduct its business and operations in the ordinary and usual course;

                     (ii) continue to exercise the same degree of care that it has previously exercised with respect to its business;

                     (iii) use its commercially reasonable efforts to maintain existing relationships with its customers, processors, employees and other parties with whom it has business relationships;

                     (iv) deliver unaudited updates to the Interim Financial Statements to the Purchaser promptly after the end of each calendar month and audited statements at fiscal year end;

                     (v) promptly notify the Purchaser of any development which could have a Material Adverse Effect; and

                     (vi) cooperate with Purchaser to facilitate a smooth transition of ownership of the Company.

             (b) Each of the Shareholders and the Company agree that, from the date of this Agreement until the Closing Date, the Company shall not, without the prior written consent of the Purchaser:

                     (i) authorize or effect any change in its charter, articles of incorporation or bylaws;

                     (ii) grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell or otherwise dispose of any of its capital stock;

                     (iii)    declare,   set  aside,  or  pay  any  dividend  or
              distribution with respect to its capital stock, in cash or in kind, or redeem, repurchase, or otherwise acquire any of its capital stock;

                     (iv) issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligations;

                     (v) impose any security interest upon any of its assets;

                     (vi) make any capital investment in, make any loan to, or acquire the securities or assets of any other person outside the ordinary course of business;

                     (vii) make any change in employment terms for any of its directors, officers and employees;

                     (viii) cancel, compromise or settle any material claim, or waive or release any rights of the Company;

                     (ix)     contribute   any  amounts,  other   than  employee
              elective contributions, to the Company Plan;

                     (x) engage in any practice, take any action, or enter into any transaction outside the ordinary course of business;

                     (xi) except in the ordinary course of business, make application for the opening, relocation or closing of any, or open, relocate or close any, office or loan production or servicing facility;

                     (xii) make or acquire any loan or issue a commitment for any loan except for loans and commitments that are made in the ordinary course of business consistent with past practice, or agree to guarantee the obligations of any other persons; or

                     (xiii)   enter into any securitizations of any loans.

     Section 6.03. Termination.

             (a) Termination of Agreement. Purchaser and Shareholders may terminate this Agreement as provided below:

                     (i) Purchaser and Shareholders may terminate this Agreement by mutual written consent at any time prior to the Closing Date;

                     (ii) The Purchaser may terminate this Agreement by giving written notice to the Shareholders at any time prior to the Closing Date (A) if the Company or the Shareholders have breached any material representation, warranty, or covenant contained in this Agreement in any material respect, (B) the Purchaser, in its sole discretion, is not satisfied with the results of the Due Diligence, or (C) if the Closing does not occur on or before November 30, 2000; and

                     (iii) The Shareholders may terminate this Agreement by giving written notice to the Purchaser at any time prior to the Closing Date (A) if the Purchaser has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, or (B) if the Closing does not occur on or before November 30, 2000.

             (b) Effect of Termination. If any party terminates this Agreement pursuant to Section 5.06(a) above, all rights and obligations of the parties hereunder will terminate without any liability of any party to any other party, except for any liability of any party then in breach and except for Section 5.06, which will survive any such termination.

     Section 6.04. Investigations and Confidentiality. Until the Closing Date, Purchaser, through its employees, representatives and agents, will have access, at reasonable times during normal business hours and with reasonable prior notice, to the properties, books, records, and documents of the Company to the extent reasonably related to Purchaser's interests in the transaction contemplated by this Agreement (the "Due Diligence"). Purchaser's Due Diligence will be conducted at its own expense and may further include, but will not be limited to: (a) inquiries with customers, suppliers, professional advisors, regulators and former business associates of the Shareholders, and
(b) discussions with employees of the Company. The Shareholders hereby authorize the third parties contacted by Purchaser in the course of Due Diligence to make such disclosures as they deem fit in connection therewith. If the Closing does not occur: (i) Purchaser shall return to the Company all books, records and other documents and papers obtained from the Shareholders and all copies thereof, and Purchaser shall not disclose, and shall cause its employees and agents not to disclose, any confidential data or information obtained from the Shareholders in the course of such investigation; and (ii) the Shareholders shall return to Purchaser all books, records and other documents and papers obtained from Purchaser and all copies thereof, and the Shareholders shall not disclose, and shall cause its employees and agents not to disclose, any confidential data or information obtained from Purchaser. The phrase "confidential data or information" does not include: (A) information which is or becomes generally available to the public; (B) information which was available on a nonconfidential basis prior to the commencement of Due Diligence; or
(C) information which becomes available on a nonconfidential basis from a source other than a party (or its representatives) hereto, so long as such source is entitled, to the best of one's knowledge, to make such disclosure.

     Section 6.05. No Other Proposals. Until the earlier of the Closing or the termination of this Agreement pursuant to Section 5.06, neither the Shareholders nor the Company nor any of their respective officers and directors shall, and the Company will cause its employees, agents and representatives not to, initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to any purchase of all or any significant portion of the assets of, or any equity interest in the Company (a "Proposal"), or engage in any negotiations concerning, or provide any confidential information or data to any person relating to, a Proposal, or otherwise facilitate any effort or attempt to make or implement a Proposal. The Shareholders and the Company will notify Purchaser immediately if any Proposal is received by, any such information is requested from, or any such negotiations are sought to be initiated or continued with, any of them and promptly request each person which has heretofore executed a confidentiality agreement in connection with its consideration of any Proposal to return all confidential information heretofore furnished to such person by or on behalf of it.

     Section 6.06. Consents and Approvals. On or after the Closing Date, the parties will work together and cooperate as necessary to obtain all approvals, consents, authorizations or orders of and to make all registrations, declarations or filings with third parties, including governmental authorities, necessary for the authorization, execution and delivery of this Agreement and the Related Agreements by the parties or the consummation by the parties of the transactions contemplated by this Agreement and the Related Agreements.

                                  ARTICLE VII

                                 INDEMNIFICATION

     Section 7.01. Indemnification by Shareholders. Subject to the provisions of this Article VII, the Shareholders jointly and severally shall indemnify and hold harmless Purchaser and the Company against and in respect of any of the following:

             (a) Any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys' fees and all reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim) arising out of or based on any breach of any of the representations, warranties, covenants or agreements which have been made or undertaken by the Shareholders or the Company under this Agreement; and

             (b)      Assessments,   judgments,   costs  and   reasonable  legal
     expenses arising from or in connection with any action, suit or proceeding incident to any of the foregoing.

     Section 7.02.  Indemnification  by Purchaser.  Subject to the provisions of
this  Article  VII,  the  Purchaser   shall  indemnify  and  hold  harmless  the
Shareholders against and in respect of any of the following:

             (a) Any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys' fees and all reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim) arising out of or based on any breach of any of the representations, warranties, covenants or agreements which have been made or undertaken by the Purchaser under this Agreement; and

             (b)      Assessments,   judgments,   costs  and   reasonable  legal
     expenses arising from or in connection with any action, suit or proceeding incident to any of the foregoing.

     Section 7.03. Indemnification Procedures. Should any claim be made by a person not a party to this Agreement with respect to any matter to which the foregoing indemnity relates, the party against whom such claim is made (the "Indemnified Party"), on not less than 60 days' notice to the party to render indemnification pursuant to this Article VI (the "Indemnifying Party"), may make settlement of such claim and such settlement shall be binding on the parties hereto for the purposes of this Article VI; provided, however, that if within said 60-day period the Indemnifying Party shall have requested the Indemnified Party to contest any such claim at the expense of the Indemnifying Party, the Indemnified Party will promptly comply and the Indemnifying Party shall have the right to direct the defense of such claim or any litigation based thereon at the expense of the Indemnifying Party through counsel reasonably acceptable to the Indemnified Party. The Indemnified Party shall also have the right, at its own expense, to participate in the settlement of any such claim or in any such litigation. Any payment or settlement made by the Indemnifying Party in such contest, together with the total expense thereof, shall be binding on the parties hereto for purposes of this Article VI. Notwithstanding the foregoing, the Indemnifying Party may not make settlement of any claim without the Indemnified Party's written consent if such settlement would materially and adversely affect the Indemnified Party or the Company.

     Section  7.04.  Indemnification   Limitation.   Notwithstanding  any  other
provision of this Agreement which may be construed to the contrary, the Shareholders will not be obligated to indemnify the Purchaser, under this
Article VII, with respect to any valid claim for indemnification ("Individual Claim") unless the sum of the Individual Claim and all prior valid claims for indemnification exceeds Fifty Thousand Dollars ($50,000). Notwithstanding any other provision of this Agreement which may be construed to the contrary, the Shareholders will not be obligated to indemnify the Purchaser, pursuant to this
Article  VII,  for  any  amount  in  excess  of  Two  Hundred  Thousand  Dollars
($200,000).

     Section 7.05. Right of Setoff. If Purchaser becomes entitled to indemnification from Shareholders pursuant to the terms of this Article VII, then (i) Purchaser will be entitled to reduce any amounts owed to Shareholders pursuant to the Note or the Short-Term Note by the amount of the indemnification obligation, and/or (b) Purchaser's obligation to issue to the Shareholders, or arrange for the transfer to the Shareholders of, additional shares of stock in Purchaser, under the circumstances described in Section 1.05, may be reduced in proportion to the indemnification obligation.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     Section 8.01. Assignment; Binding Effect. This Agreement and the rights hereunder are not assignable. This Agreement will inure to the benefit of and be binding upon the heirs, personal representatives and successors of the parties hereto.

     Section 8.02. Governing Law. This Agreement and all rights and obligations of the parties will be construed and interpreted under and pursuant to the internal laws, and not the law of conflicts, of the State of Georgia.

     Section 8.03. Arbitration. Any controversy or claim arising out of or relating to the interpretation, enforcement or breach of this Agreement or the relationship between the parties will be submitted to binding arbitration in Dallas, Texas, in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). In any arbitration proceeding, it is the intention of the parties that arbitration be the exclusive mechanism for resolving disputes between them and that any decision rendered by the arbitrators will be final. Any award rendered by the arbitrators may be entered in any court of competent jurisdiction. This paragraph will be specifically enforceable under the Federal Arbitration Act. To the extent so determined by the arbitrator, the prevailing party will be entitled to recover from the losing party, in addition to any other relief, reasonable expenses, attorney fees and costs actually incurred.

     Section 8.04. Notices. All notices, requests, consents, demands and other communications under this Agreement must be in writing and will be deemed to have been duly given when delivered personally, when sent by confirmed cable, telecopy, telegram or telex, when sent by overnight courier service or when mailed by certified or registered mail, return receipt requested, with postage prepaid to the parties at the following addresses (or at any other address for a party which the party specifies by like notice):

             (a)      if to the Company and/or the Shareholders, to:

                           United Capital Mortgage Corporation
                           14001 East Iliff Avenue, Suite 701
                           Denver, CO 80014
                           Attention:     William McCord
                           Telephone:     (303) 696-1700
                           Facsimile:     (303) 696-8289

                           with a copy to:

                           Horne, Hollingsworth & Parker, PA
                           Suite 501
                           401 West Capitol
                           Post Office Box 3363
                           Little Rock, AR  72203
                           Attention:     Garland W. Binns, Jr.
                           Telephone:     (501) 376-4731
                           Facsimile:     (501) 372-7142

                           and a copy to:

                           John M. Cogswell
                           415 East Main Street
                           P.O. Box 1420
                           Buena Vista, Colorado 81211

             (b)      if to the Purchaser, to:

                           Lahaina Acquisitions, Inc.
                           Suite 220
                           5895 Windward Parkway Drive
                           Alpharetta, GA  30005
                           Attention:     Betty Sullivan
                           Telephone:     (770) 754-6140
                           Facsimile:     (678) 942-3031

                           with a copy to:

                           Kutak Rock LLP
                           Suite 2100
                           225 Peachtree Street, NE
                           Atlanta, GA  30303-1731
                           Attention:     Robert E. Altenbach, Esq.
                           Telephone:     (404) 222-4600
                           Facsimile:     (404) 222-4654

     Section   8.05.   Survival   of   Representations   and   Warranties.   The
representations and warranties of the Company, the Shareholders and the Purchaser contained in this Agreement will survive the Closing and extend one
(1) year from the Closing Date.

     Section 8.06. Headings. The headings contained in this Agreement are inserted for convenience only and will not be considered in interpreting or construing any of the provisions contained in this Agreement.

     Section 8.07. Fees and Expenses. The Company and the Shareholders may pay from the income of the Company up to Thirty-Two Thousand Five Hundred Dollars ($32,500) in legal fees incurred by such parties in connection with this Agreement and the transactions contemplated by this Agreement. Except as provided in the immediately preceding sentence, the Shareholders will bear their own costs and expenses (including investment advisory and legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated by this Agreement.

     Section 8.08. Entire Agreement. This Agreement (including the exhibits and schedules hereto) constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     Section 8.09. Waiver and Amendment. Any provisions of this Agreement may be waived in writing at any time prior to Closing by the Purchaser or by the Company on behalf of itself and the Shareholders, and any of the provisions of this Agreement may be amended at any time prior to Closing by written agreement of the Purchaser and the Company on behalf of itself and the Shareholders; provided, however, no waiver or amendment by the Company on behalf of the Shareholders will materially decrease the rights or materially increase the obligations of any Shareholder without his or her consent.

     Section 8.10. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which when executed, will be deemed to be an original and all of which together will be deemed to be one and the same instrument binding upon all of the parties notwithstanding the fact that all parties are not signatories to the original or the same counterpart. For purposes of this Agreement, facsimile signatures will be deemed originals, and the parties agree to exchange original signatures as promptly as possible.

     Section 8.11. Third-party Beneficiaries and Acts of Agent. This Agreement is for the sole benefit of the parties to this Agreement, and nothing by this Agreement expressed or implied will give or be construed to give to any person or entity, other than the parties to this Agreement, any legal or equitable rights under this Agreement. The agreements and covenants made by the Company in this Agreement and all actions taken by the Company pursuant to and in furtherance of this Agreement are made and taken on behalf of, and as agent for, the Shareholders. The Shareholders hereby appoint the Company their agent for such purposes.

     Section 8.12. Severability. If any provision of this Agreement or the application of any provision to any person or circumstance is held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the invalidity, illegality or unenforceability will not affect any other provision of this Agreement and the remaining provisions will be construed to give effect, as nearly as possible, to the original intent of the parties.

     Section 8.13. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. As used in this Agreement "including" means including, without limitation.


                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the day and year first above written.

                           PURCHASER:

                           LAHAINA ACQUISITIONS, INC.


                           By  /s/ L. Scott Demerau
                               _________________________________________________
                               L. Scott Demerau
                               President


                           COMPANY:

                           UNITED CAPITAL MORTGAGE CORPORATION


                           By  /s/ William D. McCord
                               _________________________________________________
                              William D. McCord
                               President


                           SHAREHOLDERS:

                           /s/ William D. McCord
                           _____________________________________________________
                           William D. McCord
                           Number of shares:  670


                           /s/ Annika K. Clark
                           _____________________________________________________
                           Annika K. Clark
                           Number of Shares:  165


                           ESTATE OF JONATHAN CLARK


                           By: /s/ Annika K. Clark
                              __________________________________________________
                              Annika K. Clark
                              Personal Representative
                          Number of Shares:  165

                                    EXHIBIT A

                      SHAREHOLDERS' OBLIGATIONS TO COMPANY

     Copies available at the principal office of the buyer.

                                    EXHIBIT B

                          LIST OF DISTRIBUTED PROPERTY

     Copies available at the principal office of the buyer.

                                    EXHIBIT C

                                 SHORT-TERM NOTE

     Copies available at the principal office of the buyer.

                                    EXHIBIT D

                                      NOTE

     Copies available at the principal office of the buyer.

                                    EXHIBIT E

                 ALLOCATION OF PURCHASE PRICE AMONG SHAREHOLDERS


     Copies available at the principal office of the buyer.

                                    EXHIBIT F

                             STOCK PLEDGE AGREEMENT

     Copies available at the principal office of the buyer.

                                    EXHIBIT G

                          LIST OF COMPANY SUBSIDIARIES

     Copies available at the principal office of the buyer.

                                    EXHIBIT H

                   CONSULTING AND NONCOMPETITION AGREEMENT OF
                                WILLIAM D. McCORD

     Copies available at the principal office of the buyer.

                                    EXHIBIT I

                              EMPLOYMENT AGREEMENT
                          (CINDY EMERINE AND AMY BIRD)

     Copies available at the principal office of the buyer.

                                    EXHIBIT J

                        OPINION OF COUNSEL TO THE COMPANY

     Copies available at the principal office of the buyer.

                                    EXHIBIT K

                         INDEMNITY AGREEMENT IN FAVOR OF
                                WILLIAM D. McCORD

     Copies available at the principal office of the buyer.

                                    EXHIBIT L

                       OPINION OF COUNSEL TO THE PURCHASER

     Copies available at the principal office of the buyer.

                                    EXHIBIT M

                     GUARANTY AGREEMENT OF S. SCOTT DEMERAU

     Copies available at the principal office of the buyer.

                                    EXHIBIT N

                              FINANCIAL STATEMENTS

     Copies available at the principal office of the buyer.

                                    EXHIBIT O

                          INTERIM FINANCIAL STATEMENTS

     Copies available at the principal office of the buyer.

                                    EXHIBIT P

                                   TAX RETURNS

     Copies available at the principal office of the buyer.

                                  Schedule 5.03

                                Capital Structure

     Copies available at the principal office of the buyer.

                                  Schedule 5.05

                            No Conflict or Violation

     None.

                                  Schedule 5.06

                                   Litigation

     Copies available at the principal office of the buyer.

                                  Schedule 5.07

                              Properties and Leases

     None.

                                  Schedule 5.08

                                      Taxes

     None.

                                  Schedule 5.09

                           Absence of Certain Changes

     None.

                                  Schedule 5.10

                            Commitments and Contracts

     None.

                                  Schedule 5.13

                                      Labor

     None.

                                  Schedule 5.14

                                    Defaults

     None.

                                  Schedule 5.15

                             Environmental Liability

     None.

                                  Schedule 5.16

                               Compliance with Law

     None.

                                  Schedule 5.17

                              Employment Contracts

     The Purchaser is a party to an employment  contract with L. Scott  Demerau.
L. Scott Demerau is the only party with whom the Purchaser has any employment contract.

                                  Schedule 5.18

                             Undisclosed Liabilities

     None.

                                  Schedule 5.19

                             Employee Benefit Plans



     Corporate Business Solutions 401(k) Plan dated May 1999. Employees are eligible to participate in this plan on the first day of the quarter (January 1, April 1, July 1 and October 1) following completion of 90 days of employment. They must be at least 21 years of age. If they do not enroll on their initial eligibility date, they must enroll on the first of any subsequent month. They may contribute up to 15% of their earnings and all contributions are tax-deferred. The plan is an Allocated Retirement Account plan and offers a number of investment options. The plan is administered by Manulife Financial.